EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-107683) of our report dated May 12, 2005, on our audit of the statement of net assets available for plan benefits of the Sport Chalet, Inc. Employee Retirement Savings Plan as of December 31, 2004, which report is included in the Annual Report on Form 11-K.

/s/ Holthouse Carlin & Van Trigt LLP

Holthouse Carlin & Van Trigt LLP
Westlake Village, California
June 28, 2006